Exhibit 99.2 - Form of Election for Stock Consideration

ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger, as amended (the “Merger Agreement”), by and among Citizens National Bancshares, Inc. (“Citizens”), Farmers Capital Bank Corporation (“Farmers Capital”) and FCBC Acquisition Subsidiary, LLC (successor by assignment to FCBC Subsidiary, Inc.) (“FCBC Acquisition”), whereby Citizens will merge (the “Merger”) with and into Farmers Capital’s wholly-owned subsidiary, FCBC Acquisition, which will be the surviving corporation.

EXCHANGE AGENT: AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m., EDT, on the date before the closing of the Merger, which is currently anticipated to close on , 2006	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach list if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Numbers	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

If you have lost any of your Citizens stock certificates, follow the instructions set forth in Instruction B5 and do not send in this Election Form until your stock certificates are replaced.

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EDT,
ON THE DATE BEFORE THE CLOSING DATE OF THE MERGER
(Current Anticipated Closing Date is              , 2006 - See Instruction A3)

☐	ALL STOCK ELECTION: Exchange all shares of Citizens Common Stock listed above for shares of Farmers Capital Common Stock (you will receive cash in lieu of any fractional shares) (“Stock Election”)

☐
PARTIAL STOCK ELECTION: Exchange ____________ shares of Citizens Common Stock listed above for shares of Farmers Capital Common Stock and the remainder in cash (“Partial Election”). (Please write in the blank the number of shares you would like to exchange for Farmers Capital Common Stock)

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED “NON-ELECTING SHARES” (SEE INSTRUCTION A7). IF YOU PREFER ALL CASH CONSIDERATION, DO NOT RETURN THIS FORM OR YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE FURTHER INSTRUCTIONS. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.
________________

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, 50%

of Citizens Common Stock will be converted into Farmers Capital Common Stock and 50% of Citizens Common Stock will be converted into cash. Farmers Capital cannot, therefore, ensure that all Citizens shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the proxy statement-prospectus you have been provided.

The undersigned represents and warrants that the undersigned has now (and will have at the effective time of the Merger) full power and authority to submit, sell, assign and transfer the above-described shares of Citizens Common Stock and good title to such shares, and Farmers Capital will aquire such shares in the Merger free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of Citizens Common Stock for certificates representing shares of Farmers Capital Common Stock or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned. If the Merger Agreement is terminated or the merger is not consummated, the enclosed certificate(s) will be returned to you.

SPECIAL PAYMENT AND/OR ISSUANCE
INSTRUCTIONS
(See Instructions B1 and 2)

To be completed ONLY if (i) the New Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the names of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction B7)

Name: _______________________________________
            (Please Print First, Middle and Last Name(s))

Address: _____________________________________
            _____________________________________
                                                  (including zip code)
Dated:_____________________

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction B4)

Complete ONLY if the New Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown as the address on the first page.

Name: _______________________________________
            (Please Print First, Middle and Last Name(s))

Address: _____________________________________
            _____________________________________
            _____________________________________
                                                  (including zip code)

IMPORTANT - THE BOX BELOW LEFT MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON PAGE 3 MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT
SHAREHOLDER SIGN HERE
(Also Complete Substitute Form W-9)

X__________________________________________

X__________________________________________

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated: ___________________

Name(s): ______________________________________
                    (please print)

Capacity: _____________________________________

Area Code and Telephone No.: ____________________

MEDALLION SIGNATURE GUARANTEE
Required only if Special Payment and/or
Issuance Instructions are provided.
(See Instruction B2)

The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

PAYER’S NAME: FARMERS CAPITAL BANK CORPORATION
SUBSTITUTE
Form W-9
Department of the Treasury
Internal Revenue Service

Payer’s Request for Taxpayer
Identification Number

(See Instruction No. B7.)
Please fill in your name and address below.

_________________________________

Name

_________________________________

Business name if different from above

Check appropriate box:
☐ Individual’s sole proprietor
☐ Partnership
☐ Exempt from backup withholding
☐ Corporation
☐ Other

_______________________________
Address (number and street)
_____________________________
City, State and Zip Code

Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYEE IDENTIFICATION NUMBER
_______________________________________ Social Security Number OR _______________________________________ Employee Identification Number
Part 2 - Certification - For Payee Exempt from Backup Withholding - Under penalties of perjury, I certify that:

(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instruction - You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

SIGNATURE: ______________________________ DATE: _______________, 20__.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION B7 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS

A.    Special Conditions
1.
Time in which to Make an Election. To be effective, this properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of Citizens Common Stock (or a Notice of Guaranteed Delivery from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers or a commercial bank or trust company having an office or correspondent in the United States, provided the certificate(s) are in fact delivered to the Exchange Agent within three NASDAQ Capital Market trading days after the date of execution of such Notice of Guaranteed Delivery) must be received by American Stock Transfer & Trust Company, the Exchange Agent, not later than 5:00 p.m. EDT on the date before the closing of the Merger (“Election Deadline”). The Merger is anticipated to close on            , 2006. Holders of Citizens Common Stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A7 below. The method of delivery of all documents is at the option and risk of the Citizens shareholder. Sending by mail, registered mail, properly insured, with return receipt requested, is recommended.

2.
Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the Citizens Common Stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.

3.
Election Options. In the box marked “Election Options” indicate whether you would like to receive in exchange for your shares of Citizens Common Stock, only shares of Farmers Capital Common Stock (“Stock Election”) or a combination of Farmers Capital Common Stock and cash (“Partial Election”). Mark only one selection in this section. If you desire all cash consideration, do not return this Election Form or your Citizens stock certificates at this time. The Exchange Agent will contact you with further instructions. The Merger Agreement limits the amount of cash and the amount of Farmers Capital Common Stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “Merger Agreement - Allocation and Proration Procedures” on page ___ of the proxy statement-prospectus.

4.
Revocation of Election. A holder of shares of Citizens Common Stock who has made an election may at any time prior to the Election Deadline revoke such election by submitting to the Exchange Agent written notice of revocation that is received by the Exchange Agent prior to the Election Deadline.

5.
Joint Forms of Election. Holders of shares of Citizens Common Stock who made a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only (i) by persons submitting certificates registered in different forms of the same name; for example, to a “John Smith” on one certificate and “J Smith” on another and (ii) by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of Citizens Common Stock covered hereby must properly sign this Election Form in accordance with Instruction B1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6.
Forms of Election for Nominees. Any record holder of shares of Citizens Common Stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of Citizens Common Stock owned by such record holder. However, upon the request of Farmers Capital such record holders will be required to certify to the satisfaction of Farmers Capital that such record holder holds such shares of Citizens Common Stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of Citizens for purposes of allocating Farmers Capital Common Stock and cash payments to be issued upon consummation of the Merger.

7.
Shares as to Which No Election is Made. Holders of shares of Citizens Common Stock who fail to submit a properly completed Election Form together with certificates representing their shares of Citizens Common Stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of Citizens Common Stock (“Non-Electing Shareholder”), shall have their shares of Citizens Common Stock converted into the right to receive a cash payment, subject to adjustment in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election Form for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not tendered.

B.	General.
1.
Signatures. (a) The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of Citizens Common Stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transfer indicated on the transfer form attached to or endorsed on the certificate(s).

(b) If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.
(c) If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any other person acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.
(d) The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.
2.
Special Payment and/or Issuance Instructions. If checks or certificates representing Farmers Capital Common Stock are to be payable to the order of, or registered in, a name(s) other than exactly the name(s) that appear on the certificate(s) representing shares of Citizens Common Stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or banker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment and/or Issuance Instructions” on the Election Form.

3.
Stock Transfer Taxes. It will be a condition to the issuance of any check or certificate representing shares of Farmers Capital Common Stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of Citizens Common Stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Farmers Capital Common Stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.
Special Delivery Instructions. If checks or certificates representing shares of Farmers Capital Common Stock are to be delivered to someone other than the registered holder(s) or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5.
Lost Certificate. If your certificate(s) representing shares of Citizens Common Stock has (have) been lost, stolen or destroyed, you must contact American Stock Transfer & Trust Company at (718) 921-3817 or (877) 248-6417. The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced.  If all the necessary documents are not returned prior to the Election Deadline, your shares will be deemed “Non-Electing Shares”.

6.
Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of Citizens Common Stock including, without limitation, questions relating to the time limits or effectiveness of revocation of any Elections and questions relating to computations as to allocations will be determined by Farmers Capital and/or the Exchange Agent, whose determination shall be conclusive and binding. Farmers Capital shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Farmers Capital and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of Citizens Common Stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Farmers Capital nor the Exchange Agent is under any obligation to notify a holder of shares of Citizens Common Stock of any defect in an Election Form.

7.
Important Tax Information: Substitute Form W-9. (a) Each surrendering shareholder is required to provide American Stock Transfer & Trust Company with each shareholder’s correct Taxpayer Identification Number (“TIN”) on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholders with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A shareholder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

(b) Certain holders (including, among others, all corporations and certain foreign individual(s)), are exempt from the backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement signed under penalty of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from American Stock Transfer & Trust Company. If backup withholding applies, American Stock Transfer & Trust Company is required to withhold tax at the applicable rate on any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
8.
Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, American Stock Transfer & Trust Company , 1-718-921-8317 or 1-877-248-6417.